Exhibit 4.4

EXECUTION COPY

REGISTRATION RIGHTS AGREEMENT

Dated as of January 31, 2006

by and among

DRS TECHNOLOGIES, INC.

and

BEAR, STEARNS & CO. INC.

WACHOVIA CAPITAL MARKETS, LLC

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

BANC OF AMERICA SECURITIES LLC

CIBC WORLD MARKETS CORP.

JEFFERIES & COMPANY, INC.

RYAN BECK & CO., INC.

This Registration Rights Agreement (this “Agreement”) is made and entered into as of January 31, 2006, by and among DRS Technologies, Inc., a Delaware corporation (the “Company”), and Bear, Stearns & Co. Inc., Wachovia Capital Markets, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Banc of America Securities LLC, CIBC World Markets Corp., Jefferies & Company, Inc. and Ryan Beck & Co., Inc. (each an “Initial Purchaser” and, collectively, the “Initial Purchasers”), each of whom has agreed to purchase up to $345,000,000 (including up to $45,000,000 upon exercise of the Initial Purchasers’ option) aggregate principal amount of the Company’s Convertible Senior Notes due 2026 (the “Notes”) pursuant to the Purchase Agreement, dated January 30, 2006, (the “Purchase Agreement”), by and among the Company, the Guarantors party thereto and the Initial Purchasers.  This Agreement is made pursuant to the Purchase Agreement.  In order to induce the Initial Purchasers to purchase the Notes, the Company has agreed to provide the registration rights set forth in this Agreement.

The parties hereby agree as follows:

SECTION 1.  DEFINITIONS

As used in this Agreement, the following capitalized terms shall have the following meanings:

Act:  The Securities Act of 1933, as amended.

Additional Interest:  As defined in Section 3.

Affiliate:  As defined in Rule 144 of the Act.

Business Day:  Any Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in the city of New York are authorized or obligated by law or executive order to close.

Closing Date:  The date hereof.

Commission:  The Securities and Exchange Commission.

Common Stock:  The Company’s common stock, par value $0.01 per share.

Demand Notice:  A written notice provided by any Holder to the Company that such Holder desires to sell Registrable Shares pursuant to a Shelf Registration Statement.

Demand Shelf Registration Statement:  As defined in Section 2(b).

Effectiveness Deadline:  As defined in Section 2(b) hereof.

Effectiveness Period: The period from the Closing Date until the earliest of: (i) two years after the issue date of any of the Notes; (ii) the date on which the Holders are able to sell all Registrable Shares in accordance with the provisions of Rule 144(k) under the Act; (iii) the date on which all of the Registrable Shares have been included on a Shelf Registration Statement and disposed of pursuant to such Shelf Registration Statement; (iv) the date on which all of the Notes cease to be outstanding (whether as a result of repurchase and cancellation, conversion or otherwise) and any of the conditions in clauses (ii), (iii) or (v) of this definition, or a combination thereof, have been satisfied; and (v) the date on which all of the Registrable Shares have been sold pursuant to Rule 144 under the Act.

Election and Questionnaire:  A Notice of Registration Statement and Selling Securityholder Election and Questionnaire substantially in the form of Appendix A hereto.

Exchange Act:  The Securities Exchange Act of 1934, as amended.

Existing Shelf Registration Statement:  The Company’s automatic shelf registration statement (File No. 333-130926).

Holder:  Any Person that owns Notes or Registrable Shares, and includes any Person that has a beneficial interest in any Note or Registrable Share in book-entry form.

Indenture: The Indenture, dated January 31, 2006, among the Company, the Guarantors party thereto and The Bank of New York, as Trustee, relating to the Notes.

Notice Holder: A Holder that has returned a completed and signed Election and Questionnaire to the Company in accordance with Section 2(b) hereof.

Prospectus:  Any prospectus or prospectus supplement included in any Shelf Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Shares covered by any Shelf Registration Statement and by all other amendments and supplements thereto, including post-effective amendments, and all material incorporated by reference into such prospectus or prospectus supplement and all documents filed after the date of such prospectus or prospectus supplement by the Company under the Exchange Act and incorporated by reference therein.

Registrable Shares:  The shares of Common Stock issuable upon conversion of the Notes until the earliest of: (i) two years after the issue date of any of the Notes; (ii) the date on which the Holder of such shares is able to sell such shares in accordance with the provisions of Rule 144(k) under the Act; (iii) the date on which such shares have been included on a Shelf Registration Statement and disposed of pursuant to such Shelf Registration Statement; (iv) the date on which all of the Notes cease to be outstanding (whether as a result of repurchase and cancellation, conversion or otherwise) and any of the conditions in clauses (ii), (iii) or (v) of this definition, or a combination thereof, have been satisfied with respect to such shares; and (v) the date on which such shares have been sold pursuant to Rule 144 under the Act..

Registration Default:  As defined in Section 3 hereof.

Rule 144:  Rule 144 promulgated under the Act.

Shelf Registration Statement:  A “shelf” registration statement filed under the Act providing for the registration of, and the sale on a continuous or delayed basis by the Holders of, all of the Registrable Shares pursuant to Rule 415 under the Act and/or any similar rule that may be adopted by the Commission, including the Existing Shelf Registration Statement and any Demand Shelf Registration Statement, including the Propsectus contained therein, any amendments and supplements to such registration statement, including post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement, and any additional shelf registration statements filed under the Act to permit the registration and sale of Registrable Shares.

Suspension Period:  As defined in Section 2(c) hereof.

SECTION 2.  SHELF REGISTRATION

(a)                                  Existing Shelf Registration Statement.  The Company shall use its reasonable best efforts to keep the Existing Shelf Registration Statement continuously effective, supplemented, amended and current as required by, subject to the provisions of Section 2(c) hereof, and in conformity with the requirements of this Agreement, the Act and the policies, rules and regulations of the Commission as announced from time to time, until the expiration of the Effectiveness Period.  Notwithstanding the foregoing, it is understood that pursuant to Rule 415 of the Act, securities cannot be sold pursuant to an automatic shelf registration statement (including the Existing Shelf Registration Statement) not later than three years after the initial effectiveness of the automatic shelf registration statement.

(b)                                 Demand Shelf Registration Statement.  If at any time during the Effectiveness Period (i) the Existing Shelf Registration Statement ceases to be effective and (ii) the Company receives a Demand Notice from a Holder, then the Company shall use its reasonable best efforts to file with the Commission a Shelf Registration Statement on such form as the Company deems appropriate (a “Demand Shelf Registration Statement”) covering, without limitation, resales by the Holders of all Registrable Shares who have properly completed in all material respects an Election and Questionnaire, and to cause such Demand Shelf Registration Statement to be declared effective by the Commission as promptly as is practicable, but in no event later than 45 calendar days after receipt by the Company of the Demand Notice (such 45th day, the “Effectiveness Deadline”).  Not more than 5 Business Days following the receipt by the Company of a Demand Notice, the Company shall distribute an Election and Questionnaire to each Holder of Notes or Registrable Shares.  The Company shall name in the Demand Shelf Registration Statement, or a Prospectus thereto, as a selling securityholder, each Holder that has returned to the Company a completed and executed Election and Questionnaire no later than 30 calendar days following the date of distribution by the Company of the Election and Questionnaire.  Each Notice Holder agrees to promptly furnish additional information required to be disclosed in order to make the information previously furnished to the Company by such Notice Holder not materially misleading.  The Company shall use its reasonable best efforts to keep any Demand Shelf Registration Statement continuously effective, supplemented, amended and current, subject to the provisions of Section 2(c) hereof and in conformity with the requirements of this Agreement, the Act and the policies, rules and regulations of the Commission as announced from time to time, until the expiration of the Effectiveness Period.  Notwithstanding anything to the contrary in this Section 2(b), the Company shall not be required to file a Demand Shelf Registration Statement if, prior to the Effectiveness Deadline, the Existing Shelf Registration Statement is declared effective or may be used for resales of the Registrable Shares.

(c)                                  Suspension Period.  The Company may suspend the Holders’ use of any Shelf Registration Statement or Prospectus and shall not be required to amend or supplement any Shelf Registration Statement for a period not to exceed 45 calendar days in any 90 calendar day period or an aggregate of 120 calendar days in any 12-month period (each, a “Suspension Period”) if the Board of Directors of the Company shall have determined in good faith that because of valid business reasons (not including avoidance of the Company’s obligations hereunder), including, without limitation, the acquisition or divestiture of assets, pending corporate developments and similar events or because of filings with the Commission, it is in the best interests of the Company to suspend such use, provided that if the Suspension Period relates to disclosure of a previously undisclosed proposed or pending material business transaction, the disclosure of which would impede the Company’s ability to consummate such transaction, the Company may extend the 45 day calendar day Suspension Period to 60 calendar days

SECTION 3.  ADDITIONAL INTEREST

If (i) a Demand Shelf Registration Statement required by this Agreement has not been declared or deemed effective by the Commission on or prior to the applicable Effectiveness Deadline, (ii) a Demand Shelf Registration Statement required by this Agreement is filed and declared effective but thereafter ceases to be effective or usable in connection with resales of Registrable Shares (other than due to a Suspension Period or without a replacement Shelf Registration Statement being declared or deemed effective) during the Effectiveness Period and the Company does not cause the Demand Shelf Registration Statement or another Shelf Registration Statement to become effective or usable within 5 Business Days by filing a post-effective amendment, Prospectus or report pursuant to the Exchange Act, (iii) any Suspension Period with respect to the Existing Shelf Registration Statement or any Demand Shelf Registration Statement exceeds 45 days (or 60 days, if applicable pursuant to Section 2(c)), whether or not consecutive, in any 90 day period, or 120 days, whether or not consecutive, in any 12-month period, during the Effectiveness Period, or (iv) the Company shall fail to comply with its obligation under this Agreement to name in a Prospectus, as a selling securityholder, a Holder who has returned a completed and executed Election and Questionnaire (each such event referred to in clauses (i) through (iv), a “Registration Default”), then additional interest (“Additional Interest”) will accrue on the Notes from and including the calendar day following the Registration Default to but excluding the earlier of (1) the calendar day on which all Registration Defaults have been cured and (2) the termination of the Effectiveness Period.  All accrued Additional Interest shall be paid quarterly in arrears to the Holders of Notes, in the manner provided for in the Indenture and the Notes.  Additional Interest will accrue on the Notes in an amount equal to a per annum rate of 0.25% on the principal amount of Notes for the first 90-day period immediately following the occurrence of such Registration Default and shall increase by an additional per annum rate of 0.25% with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of Additional Interest of 1.00% per annum on the principal amount of Notes; provided that the Company shall in no event be required to pay Additional Interest to a Holder for more than one Registration Default at any given time.  Additional Interest, if any, shall be payable only to Holders who have duly returned a completed and executed Election and Questionnaire and, in respect of a Registration Default described in clause (iv) above, Additional Interest, if any, shall be payable only to the Holders to whom such Registration Default relates.  Upon the Company curing any Registration Default, the Additional Interest payable with respect to the Notes as a result of such Registration Default shall cease.  The Company will not pay Additional Interest on any Note after it has been converted into cash and, if applicable, shares of Common Stock.

SECTION 4.  REGISTRATION PROCEDURES

(a)                                  Election and Questionnaire.  The Company shall, upon the request of any Holder from time to time, promptly send an Election and Questionnaire to such Holder.

(b)                                 Shelf Registration Statement.  In the event that the Existing Shelf Registration Statement remains effective pursuant to Section 2(a) hereof, or following the effectiveness of the Demand Shelf Registration Statement as contemplated by Section 2(b) hereof, the Company shall, upon its receipt of a completed and signed Election and Questionnaire from a Holder, take any action reasonably necessary to permit the sale of the Registrable Shares being sold by such Holder in accordance with the intended method or methods of distribution thereof (as indicated in the information furnished to the Company in the Election and Questionnaire), and pursuant thereto the Company will prepare and file with the Commission a (i) prospectus supplement as soon as reasonably practicable and, in any event, no later than ten Business Days following such receipt of the Election and Questionnaire, or (ii) if required, a post-effective amendment to the Shelf Registration Statement as promptly as is reasonably practicable, provided that if an Election and Questionnaire is delivered to the Company during a Suspension Period, the Company shall not be obligated to take the actions set forth in this Section 4(b) until the termination of such Suspension Period.  Notwithstanding the foregoing, the Company will not be required to file pursuant to this Section 4(b) more than once in any calendar quarter, a post-effective amendment or prospectus supplement pursuant to Rule 424(b) under the Act for such purpose.

(c)                                  General Provisions.  In connection with any Shelf Registration Statement and any related Prospectus required by this Agreement, the Company shall:

(i)                                     use its reasonable best efforts to keep such Registration Statement continuously effective and provide all requisite financial statements for the Effectiveness Period.  Upon the occurrence of any event that would cause any such Shelf Registration Statement or the Prospectus contained therein (A) to contain an untrue statement of material fact or omit to state any material fact necessary to make the statements therein not misleading or (B) not to be effective and usable for resale of Registrable Shares during the Effectiveness Period, the Company shall file promptly an appropriate amendment to such Shelf Registration Statement curing such defect, and, if Commission review is required, use its reasonable best efforts to cause such amendment to be declared effective as soon as practicable (in each case, subject to Section 2(c) hereof);

(ii)                                  prepare and file with the Commission such amendments and post-effective amendments to the applicable Shelf Registration Statement as may be reasonably necessary to keep such Shelf Registration Statement effective for the Effectiveness Period; cause the Prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Act, and to comply fully with Rules 424, 430A and 462, as applicable, under the Act in a timely manner; and comply with the provisions of the Act with respect to the disposition of all Registrable

Shares covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Registration Statement or Prospectus (in each case, subject to Section 2(c) hereof;

(iii)                               advise each Notice Holder promptly and, if requested by such Notice Holder, confirm such advice in writing, provided, however, that the Company shall not be obligated to provide such advice to any Notice Holder that has completed the sale of all Registrable Shares that were registered under such Shelf Registration Statement);

(A)                              when the Prospectus, Shelf Registration Statement or post-effective amendment has been filed, and, with respect to any applicable Shelf Registration Statement or any post-effective amendment thereto, when the same has become effective,

(B)                                of the issuance by the Commission of any stop order suspending the effectiveness of the Shelf Registration Statement or of the suspension by any state securities commission of the qualification of the Registrable Shares for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes, and

(C)                                of the existence of any state of facts or the happening of any event that requires the making of any changes in any Shelf Registration Statement or the Prospectus included therein so that, as of such date, such Shelf Registration Statement or the Prospectus do not contain an untrue statement of a material fact and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading (which advice shall be accompanied by an instruction to such Notice Holders to suspend the use of the Prospectus until the requisite changes have been made, which notice need not specify the nature of the event giving rise to such suspension;

(iv)                              the Company shall use its reasonable best efforts to prevent the issuance of, and if issued to obtain the withdrawal at the earliest possible time, of any order suspending the effectiveness of any Shelf Registration Statement;

(v)                                 if any fact or event contemplated by Section 4(c)(iii)(C) above shall exist or have occurred, subject to Section 2(c), prepare a supplement or post-effective amendment to the Shelf Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Registrable Shares, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(vi)                              before filing any Shelf Registration Statement or Prospectus or any amendments or supplements (other than supplements solely for the purpose of naming one or more Holders as selling securityholders and except as required for the Company to timely file any reports required under the Exchange Act) thereto relating to the Registrable Shares with the Commission, furnish to the Notice Holders copies of all such documents proposed to be filed and use efforts to reflect in each such document when so filed with the Commission such comments as the Notice Holders shall reasonably propose within three (3) Business Days of the delivery of such copies to the Notice Holders;

(vii)                           if requested by any Notice Holders in connection with such sale, promptly include in any Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as such Notice Holders may reasonably request to have included therein, including, without limitation, information relating to the “Plan of Distribution” of the Registrable Shares; and make all required filings of such Prospectus or post-effective amendment as soon as reasonably practicable after the Company is notified of the matters to be included in such Prospectus or post-effective amendment;

(viii)                        furnish to each Notice Holder, upon such Notice Holder’s request, in connection with such sale, without charge, at least one copy of the Registration Statement, as first filed with the Commission, and of each amendment thereto, including all documents incorporated by reference therein and all exhibits (including exhibits incorporated therein by reference);

(ix)                                deliver to each Notice Holder, without charge, as many copies of the Prospectus (including each preliminary Prospectus) and any amendment or supplement thereto as such Persons reasonably may request; the Company hereby consents to the use (in accordance with law) of the Prospectus and any amendment or supplement thereto by each selling Notice Holder in connection with the offering and the sale of the Registrable Shares covered by the Prospectus or any amendment or supplement thereto;

(x)                                   prior to any public offering of Registrable Shares, reasonably cooperate with the selling Notice Holders and their counsel in connection with the registration and qualification of the Registrable Shares under the securities or Blue Sky laws of such jurisdictions as the selling Notice Holders may request and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Shares covered by the applicable Shelf Registration Statement; provided, however, that the Company shall not be required to register or qualify as a foreign corporation where it is not now so qualified or to take any action that would subject it to the service of process in suits or to taxation, other than as to matters and transactions relating to the Shelf Registration Statement, in any jurisdiction where it is not now so subject;

(xi)                                in connection with any sale of Registrable Shares that will result in such securities no longer being Registrable Shares, reasonably cooperate with the Notice Holders to facilitate the timely preparation and delivery of certificates representing Registrable Shares to be sold and not bearing any restrictive legends; and to register such Registrable Shares in such denominations and such names as the selling Notice Holders may reasonably request at least two business days prior to such sale of Registrable Shares;

(xii)                             use its reasonable best efforts to cause the disposition of the Registrable Shares covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be reasonably necessary to enable the seller or sellers thereof to consummate the disposition of such Registrable Shares, subject to the proviso contained in clause (x) above;

(xiii)                          otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Commission, and make generally available to its security holders with regard to any applicable Shelf Registration Statement, as soon as reasonably practicable, a consolidated earnings statement meeting the requirements of Rule 158 under the Act (which need not be audited) covering a twelve-month period beginning after the effective date of the Shelf Registration Statement (as such term is defined in paragraph (c) of Rule 158 under the Act); and

(xiv)                         use its reasonable best efforts to take all other steps necessary to effect the registration, offering and sale of the Registrable Shares covered by each Shelf Registration Statement covered thereby.

SECTION 5.  REGISTRATION EXPENSES

(a)                                  All expenses incident to the Company’s performance of or compliance with this Agreement will be borne by the Company, including without limitation:  (i) all registration and filing fees and expenses; (ii) all fees and expenses of compliance with federal securities and state Blue Sky or securities laws; (iii) all expenses of printing (including printing of Prospectuses), messenger and delivery services and telephone; (iv) all fees and disbursements of counsel for the Company; (v) all application and filing fees in connection with listing the Registrable Shares on a national securities exchange or automated quotation system pursuant to the requirements hereof; and (vi) all fees and disbursements of independent certified public accountants of the Company (including the expenses of any special audit and comfort letters required by or incident to such performance).  The Company will, in any event, bear its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by the Company.

SECTION 6.  INDEMNIFICATION

(a)                                  The Company agrees to indemnify and hold harmless each Notice Holder that has sold Registrable Shares pursuant to any Shelf Registration Statement, its directors, officers and each Person, if any, who controls such Notice Holder (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act), from and against any and all losses, claims, damages, liabilities, judgments and expenses whatsoever (including without limitation, any legal or other expenses incurred in connection with investigating, preparing or defending against any investigation or litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation) caused by any untrue statement or alleged untrue statement of a material fact contained in any Shelf Registration Statement, preliminary prospectus or Prospectus (or any amendment or supplement thereto) provided by the Company to any selling Notice Holder or any prospective purchaser of Registrable Shares, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages, liabilities or judgments are caused by (i) an untrue statement or omission or alleged untrue statement or omission that is based upon information relating to any of the Notice Holders furnished in writing to the Company by or on behalf any of the Notice Holders, or (ii) offers or sales by such Notice Holder “by means of” (as defined in Rule 159A of the Act) a “free writing prosectus” (as defined in Rule 405 of the Act) that was not authorized in writing by the Company.

(b)                                 Each selling Notice Holder agrees, severally and not jointly, to indemnify and hold harmless the Company, and its directors, officers, partners, employees, representatives and agents, and each person, if any, who controls (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) the Company, to the same extent as the foregoing indemnity from the Company set forth in section (a) above, but only with reference to (i) information relating to such Notice Holder furnished in writing to the Company by or on behalf of such Notice Holder expressly for use in any Shelf Registration Statement, preliminary prospectus or Prospectus (or any amendment or supplement thereto.) or (ii) offers or sales by such Notice Holder “by means of” (as defined in Rule 159A of the Act) a “free writing prospectus” (as defined in Rule 405 of the Act) that was not authorized in writing by the Company.  In no event shall any Notice Holder, its directors, officers or any Person who controls such Notice Holder be liable or responsible for any amount in excess of the amount by which the total amount received by such Notice Holder with respect to its sale of Registrable Shares pursuant to a Shelf Registration Statement exceeds (i) the amount paid by such Notice Holder for such Registrable Shares and (ii) the amount of any damages that such Notice Holder, its directors, officers or any Person who controls such Notice Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

(c)                                  In case any action shall be commenced involving any person in respect of which indemnity may be sought pursuant to Section 6(a) or Section 6(b) (the “indemnified party”), the indemnified party shall promptly notify the person against whom such indemnity may be sought (the “indemnifying person”) in writing of the commencement thereof (but the failure so to notify an indemnifying party shall not relieve it from any liability which it may have under this Section 6 except to the extent that it has been prejudiced in any material respect by such failure or from any liability which it may otherwise have).  In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party.  Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to take charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying party or parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in of which events such fees and expenses of counsel shall be borne by the indemnifying parties.  In such case, the indemnifying party shall not, in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all indemnified parties and all such fees and expenses shall be reimbursed as they are incurred.  Such firm shall be designated in writing by a majority of the Notice Holders, in the case of the parties indemnified pursuant to Section 6(a), and by the Company, in the case of parties indemnified pursuant to Section 6(b).  The indemnifying party shall indemnify and hold harmless the indemnified party from and against any and all losses, claims, damages, liabilities and judgments by reason of any settlement of any action (i) effected with its written consent or (ii) effected without its written consent if the settlement is entered into more than twenty business days after the indemnifying party shall have received a request from the indemnified party for reimbursement for the fees and expenses of counsel (in any case where such fees and expenses are at the expense of the indemnifying party) and, prior to the date of such settlement, the indemnifying party shall have failed to comply with such reimbursement request.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened action in respect of which the indemnified party is or could have been a party and indemnity or contribution may be or could have been sought hereunder by the indemnified party, unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability on claims that are or could have been the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of the indemnified party.

(d)                                 To the extent that the indemnification provided for in this Section 6 is unavailable to an indemnified party in respect of any losses, claims, damages, liabilities or judgments referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or judgments (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Notice Holders, on the other hand, from their sale of Registrable Shares or (ii) if the allocation provided by clause 6(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 6(d)(i) above but also the relative fault of the Company, on the one hand, and of the Notice Holder, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations.  The relative fault of the Company, on the one hand, and of the Notice Holder, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or by the Notice Holder, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and judgments referred to above shall be deemed to include, subject to the limitations set forth in the second paragraph of Section 6(a), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

The Company and each Holder agree that it would not be just and equitable if contribution pursuant to this Section 6(d) were determined by pro rata allocation (even if the Notice Holders were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph.  The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any matter, including any action that could have given rise to such losses, claims, damages, liabilities or judgments.  Notwithstanding the provisions of this Section 6, no Notice Holder, its directors, its officers or any Person, if any, who controls such Notice Holder shall be required to contribute, in the aggregate, any amount in excess of the amount by which the total received by such Notice Holder with respect to the sale of Registrable Shares pursuant to a Registration Statement exceeds (i) the amount paid by such Notice Holder for such Registrable Shares and (ii) the amount of any damages which such Notice Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Notice Holders’ obligations to contribute pursuant to this Section 6(d) are several in proportion to the respective principal amount of Registrable Shares held by each Notice Holder hereunder and not joint.

SECTION 7.  RULE 144A AND RULE 144

The Company agrees with each Holder, for so long as any Notes or any Registrable Shares remain outstanding and during any period in which the Company (i) is not subject to Section 13 or 15(d) of the Exchange Act, to make available, upon request of any Holder, to such Holder or beneficial owner of Registrable Shares in connection with any sale of Registrable Shares and any prospective purchaser of such Registrable Shares designated by such Holder or beneficial owner, the information required by Rule 144A(d)(4) under the Act in order to permit resales of such Registrable Shares pursuant to Rule 144A, and (ii) is subject to Section 13 or 15 (d) of the Exchange Act, to make all filings required thereby in a timely manner in order to permit resales of such Registrable Shares pursuant to Rule 144.

SECTION 8.  MISCELLANEOUS

(a)                                  Remedies.  The Company acknowledges and agrees that any failure by the Company to comply with its obligations under Sections 2 and 4 hereof may result in material irreparable injury to the Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, any Holder may obtain such relief as may be required to specifically enforce the Company’s obligations under Sections 2 and 4 hereof.  The Company further agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

(b)                                 No Inconsistent Agreements.  The Company will not, on or after the date of this Agreement, enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof.  The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company’s securities under any agreement in effect on the date hereof.

(c)                                  Amendments and Waivers.  The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given unless (i) in the case of Section 3 hereof and this Section 8(c)(i), the Company has obtained the written consent of Holders of all outstanding Notes and Registrable Shares and (ii) in the case of all other provisions hereof, the Company has obtained the written consent of (a) Holders of a majority of the outstanding principal amount of Notes and (b) Holders of a majority of the outstanding Registrable Shares (excluding Notes and Registrable Shares held by the Company or its Affiliates).

(d)                                 Third Party Beneficiary.  The Holders shall be third party beneficiaries to the agreements made hereunder between the Company, on the one hand, and the Initial Purchasers, on the other hand, and shall have the right to enforce such agreements directly to the extent they may deem such enforcement necessary or advisable to protect its rights or the rights of Holders hereunder.

(e)                                  Notices.  All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail (registered or certified, return receipt requested), telex, telecopier, or air courier guaranteeing overnight delivery:

(i)                                     if to a Holder, at the address set forth on the records of the Registrar under the Indenture, with a copy to the Registrar under the Indenture; and

(ii)                                  if to the Company:

DRS Technologies, Inc.
5 Sylvan Way
Parsippany, New Jersey 07054
Telecopier No.:  (973) 898-4730
Attention:  Nina Laserson Dunn

With a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP
4 Times Square
New York, New York 10036
Telecopier No.:  (212) 735-2000
Attention:  David J. Goldschmidt

All such notices and communications shall be deemed to have been duly given:  at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and on the next business day, if timely delivered to an air courier guaranteeing overnight delivery.

Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee at the address specified in the Indenture.

(f)                                    Successors and Assigns.  This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including without limitation and without the need for an express assignment, subsequent Holders; provided, that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Notes or Registrable Shares in violation of the terms hereof or of the Purchase Agreement or the Indenture.  If any transferee of any Holder shall acquire Notes or Registrable Shares in any manner, whether by operation of law or otherwise, such Registrable Shares shall be held subject to all of the terms of this Agreement, and by taking and holding such Notes and Registrable Shares such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement, including the restrictions on resale set forth in this Agreement and, if applicable, the Purchase Agreement, and such Person shall be entitled to receive the benefits hereof.

(g)                                 Counterparts.  This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(h)                                 Headings.  The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(i)                                     Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAW RULES THEREOF.

(j)                                     Severability.  In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

(k)                                  Entire Agreement.  This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein.  There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted with respect to the Registrable Shares.  This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

DRS TECHNOLOGIES, INC.

By:	/s/ Richard A. Schneider
	Name:	Richard A. Schneider
	Title:	Executive Vice President, CFO

BEAR, STEARNS & CO. INC.

By:	/s/ David Baxt
	Name:	David Baxt
	Title:	Senior Managing Director

WACHOVIA CAPITAL MARKETS, LLC

By:	/s/ Steven Gray
	Name:	Steven Gray
	Title:	Senior Vice President

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:	/s/ Michael Barrish
	Name:	Michael Barrish
	Title:	Vice President

BANC OF AMERICA SECURITIES LLC

By:	/s/ J.H. Caldwell
	Name:	J.H. Caldwell
	Title:	Managing Director

CIBC WORLD MARKETS CORP.

By:	/s/ Edward C. Eppler
Name: Edward C. Eppler
Title: Managing Director

JEFFERIES & COMPANY, INC.

By:	/s/ David Losito
	Name:	David Losito
	Title:	Managing Director

RYAN BECK & CO., INC.

By:	/s/ John Bolebruch
	Name:	John Bolebruch
	Title:	Managing Director

APPENDIX A

DRS TECHNOLOGIES, INC.

FORM OF NOTICE OF REGISTRATION STATEMENT AND
SELLING SECURITYHOLDER ELECTION AND QUESTIONNAIRE

Notice

DRS Technologies, Inc. (the “Company”) has filed, or intends shortly to file, with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-3 or such other Form as may be available (the “Shelf Registration Statement”) for the registration and resale under Rule 415 of the Securities Act of 1933, as amended (the “Securities Act”), of the Company’s common stock, par value $0.01 per share, issuable upon conversion (the “Shares”) of the Company’s 2.0% Convertible Senior Notes due 2026 (CUSIP No. 23330X AK 6) (the “Notes”), in accordance with the terms of the Registration Rights Agreement, dated as of January 31, 2006 (the “Registration Rights Agreement”) among the Company, Bear, Stearns & Co. Inc. and the other initial purchasers named therein. A copy of the Registration Rights Agreement is available from the Company. All capitalized terms not otherwise defined herein have the meanings ascribed thereto in the Registration Rights Agreement.

To sell or otherwise dispose of any Shares pursuant to the Shelf Registration Statement, a beneficial owner of Shares generally will be required to be named as a Selling Securityholder in the related Prospectus, deliver a Prospectus to purchasers of Shares, be subject to certain civil liability provisions of the Securities Act and be bound by those provisions of the Registration Rights Agreement applicable to such beneficial owner (including certain indemnification rights and obligations, as described below).

Certain legal consequences arise from being named as a Selling Securityholder in the Shelf Registration Statement and the related Prospectus. Accordingly, holders and beneficial owners of Shares are advised to consult their own securities law counsel regarding the consequences of being named or not being named as a Selling Securityholder in the Shelf Registration Statement and the related Prospectus.

ELECTION

The undersigned holder (the “Selling Securityholder”) of Shares hereby elects to include in the Prospectus forming a part of the Shelf Registration Statement the Shares beneficially owned by it and listed below in Item III (unless otherwise specified under Item III). The undersigned, by signing and returning this Election and Questionnaire, understands that it will be bound with respect to such Shares by the terms and conditions of this Election and Questionnaire and the Registration Rights Agreement.

Pursuant to the Registration Rights Agreement, the Selling Securityholder has agreed to indemnify and hold harmless the initial purchasers, the Company, and each person, if any, who controls any such parties within the meaning of either Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and each of their respective directors, officers, employees, representatives and agents, from and against certain losses arising in connection with statements concerning the Selling Securityholder made in the

Shelf Registration Statement or the related Prospectus, or any amendment or supplement thereto or any state securities or “Blue Sky” applications in reliance upon the information provided in this Election and Questionnaire.  The Selling Securityholder hereby provides the following information to the Company and represents and warrants that such information is accurate and complete:

QUESTIONNAIRE

I. Identification of Selling Securityholder:

A.           Full legal name of Selling Securityholder:

B.             Full legal name of registered holder (if not the same as (A) above) through which Shares listed in Item III are held:

C.             Is the Selling Securityholder an SEC-reporting company? If so, list below the individual or individuals who exercise dispositive powers with respect to the Notes, and the voting and/or dispositive powers with respect to the Shares.

D.            Full legal name of DTC participant (if applicable and if not the same as (B) above) through which Shares listed in Item III are held:

E.              Are you a broker-dealer registered pursuant to Section 15 of the Exchange Act? (Please answer “Yes” or “No.”)

F.              If your response to (E) above is “No,” are you an “affiliate” of a broker-dealer registered pursuant to Section 15 of the Exchange Act? (Please answer “Yes” or “No.”) For the purposes of this item (F), an “affiliate” of a registered broker-dealer shall include any company that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such broker-dealer, and does not include any of the individuals employed by such broker-dealer or its affiliates.

II. Address for notices to Selling Securityholders:

Telephone:

Fax:

Contact Person:

III. Beneficial ownership of Shares:

A.                                   Type of Shares beneficially owned and principal amount of Notes or number of shares of Common Stock, as the case may be, beneficially owned:

B.                                     CUSIP No(s). of such Shares beneficially owned:

IV. Beneficial ownership of the Company’s securities owned by the Selling Securityholder:

EXCEPT AS SET FORTH BELOW IN THIS ITEM IV, THE UNDERSIGNED IS NOT THE BENEFICIAL OR REGISTERED OWNER OF ANY SECURITIES OF THE COMPANY OTHER THAN THE SHARES LISTED ABOVE IN ITEM III (“Other Securities”).

A.                                   Type and amount of Other Securities beneficially owned by the Selling Securityholder:

B.                                     CUSIP No(s). of such Other Securities beneficially owned:

V. Relationship with the Company:

A.           Except as set forth below, neither the undersigned nor any of its affiliates, officers, directors or principal equity holders (5% or more) has held any position or office or has had any other material relationship with the Company (or their predecessors or affiliates) during the past three years.

State any exceptions here:

B.             If the Selling Securityholder is a registered broker-dealer, except as set forth below, (i) neither the undersigned nor any of its affiliates has purchased the Shares other than in the ordinary course of business and (ii) at the time of the purchase of the Shares to be registered, there was no agreement or understanding, written or otherwise, with any person to distribute any such Shares.

State any exception here:

VI. Plan of Distribution:

Except as set forth below, the undersigned (including its donees or pledgees) intends to distribute the Shares listed above in Item III pursuant to the Shelf Registration Statement only as follows (if at all). Such Shares may be sold from time to time directly by the undersigned or, alternatively, through underwriters, broker-dealers or agents. If the Shares are sold through underwriters or broker-dealers, the Selling Securityholder will be responsible for underwriting discounts or commissions or agent’s commissions. Such

Shares may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices. Such sales may be effected in transactions (which may involve crosses or block transactions):

1.               on any national securities exchange or quotation service on which the Shares may be listed or quoted at the time of sale;

2.               in the over-the-counter market;

3.               in transactions otherwise than on such exchanges or services or in the over-the-counter market; or

4.               through the writing of options.

In connection with sales of the Shares or otherwise, the undersigned may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the Shares and deliver Shares to close out such short positions, or loan or pledge Shares to broker-dealers that in turn may sell such securities. State any exceptions here:

Note: In no event will such method(s) of distribution take the form of an underwritten offering of the Shares without the prior agreement of the Company.

We advise each Selling Securityholder of the following Interpretation A.65 of the July 1997 SEC Manual of Publicly Available Telephone Interpretations regarding short selling:

“An issuer filed a Form S-3 registration statement for a secondary offering of common stock which is not yet effective. One of the selling shareholders wanted to do a short sale of common stock “against the box” and cover the short sale with registered shares after the effective date. The issuer was advised that the short sale could not be made before the registration statement becomes effective, because the shares underlying the short sale are deemed to be sold at the time such sale is made. There would, therefore, be a violation of Section 5 if the shares were effectively sold prior to the effective date.”

By returning this Election and Questionnaire, the Selling Securityholder will be deemed to be aware of the foregoing interpretation.

By signing below, the Selling Securityholder acknowledges that it understands its obligation to comply, and agrees it will comply, with the prospectus delivery requirements and other provisions of the Securities Act and the Exchange Act and the respective rules and regulations promulgated thereunder, particularly Regulation M thereunder (or any successor rules or regulations), in connection with any offering of Shares pursuant to the Shelf Registration Statement.

If the Selling Securityholder transfers all or any portion of the Shares listed in Item III above after the date on which such information is provided to the Company, the Selling

Securityholder agrees to notify the transferee(s) at the time of the transfer of its rights and obligations under this Election and Questionnaire and the Registration Rights Agreement.

By signing below, the Selling Securityholder consents to the disclosure of the information contained herein in its answers to Items I through VI above and the inclusion of such information in the Shelf Registration Statement, the related Prospectus and any state securities or “Blue Sky” applications. The Selling Securityholder understands that such information will be relied upon by the Company in connection with the preparation or amendment of the Shelf Registration Statement, the related Prospectus and any state securities or “Blue Sky” applications.

In accordance with the Selling Securityholder’s obligation under the Registration Rights Agreement to provide such information as may be required by law for inclusion in the Shelf Registration Statement, the Selling Securityholder agrees to promptly notify the Company of any inaccuracies or changes in the information provided herein that may occur subsequent to the date hereof at any time while the Shelf Registration Statement remains effective. All notices hereunder and pursuant to the Registration Rights Agreement shall be made in writing at the address set forth below.

Once this Election and Questionnaire is executed by the Selling Securityholders and received by the Company, the terms of this Election and Questionnaire and the representations and warranties contained herein shall be binding on, shall inure to the benefit of and shall be enforceable by the respective successors, heirs, personal representatives and assigns of the Company and the Selling Securityholder with respect to the Shares beneficially owned by such Selling Securityholder and listed in Item III above. This Election and Questionnaire shall be governed by, and construed in accordance with, the laws of the State of New York.

IN WITNESS WHEREOF, the undersigned, by authority duly given, has caused this Election and Questionnaire to be executed and delivered either in person or by its authorized agent.

Dated:

Beneficial Owner

By:

Name:

Title:

** THE INSTRUCTION BELOW IS ONLY FOR USE IN THE CASE OF A DEMAND SHELF REGISTRATION STATEMENT **

[Please return the completed and executed Election and Questionnaire for receipt by [date] to:

DRS Technologies, Inc.
5 Sylvan Way
Parsippany, NJ 07054
Attention: Nina L. Dunn,
Senior Vice President and General Counsel

with a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, NY 10036
Attention: David J. Goldschmidt]